04-Jan-96  /WLK

                    COLONIAL FEDERAL SECURITIES FUND
                       FUND YIELD CALCULATION
                     (CALENDAR MONTH-END METHOD)
                  30-DAY BASE PERIOD ENDED 10/31/95


                                    a-b       6
                     FUND YIELD = 2 ----- +1  -1
                                    c-d



       a = dividends and interest earned during
           the month ................................     $7,866,366

       b = expenses (exclusive of distribution fee)
            accrued during the month..................     1,282,555

       c = average dividend shares outstanding
           during the month .........................    120,527,866

       d = class A maximum offering price per share
           on the last day of the month .............         $11.37


             CLASS A YIELD ...........................          5.84%
                                                               =======
             Class A yield/(1-Load)
             ie: 5.84%/(1-.0475)=yield on NAV=  6.13%
                Less:  Distribution fee         (.75)
                                                 ----
             CLASS B YIELD ...........................          5.38%
                                                               =======